SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 22, 2016 (June 20, 2016)

Republic Services, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

1-14267	65-0716904
(Commission File Number)	(IRS Employer Identification No.)

18500 North Allied Way Phoenix, Arizona	85054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (480) 627-2700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8.01	Other Events.

On June 20, 2016, Republic Services, Inc. (“Republic”) priced an offering of $500 million of 2.900% senior notes due 2026 (the “Notes”). In connection with the offering of the Notes, Republic entered into an Underwriting Agreement, dated as of June 20, 2016 (the “Underwriting Agreement”), with Barclays Capital Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein. The sale of the Notes is expected to close on or about July 5, 2016, subject to customary closing conditions.

A copy of the Underwriting Agreement is filed under Item 9.01 as Exhibit 1.1 and is incorporated herein by reference.

The Notes will be registered under the Securities Act of 1933, as amended (the “Act”), pursuant to a Registration Statement on Form S-3 (No. 333-195485) filed with the Securities and Exchange Commission (the “SEC”) by Republic under the Act.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Republic hereby files the following exhibits to, and incorporates such exhibits by reference in, the Registration Statement, as supplemented by the Prospectus Supplement dated June 20, 2016 filed with the SEC on June 22, 2016.

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 20, 2016, among Republic Services, Inc. and Barclays Capital Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the underwriters named therein

12.1	Statement of computation of ratio of earnings to fixed charges

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2016

REPUBLIC SERVICES, INC.

By:	/s/ Charles F. Serianni
Charles F. Serianni
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

By:	/s/ Brian A. Goebel
Brian A. Goebel
Vice President and Chief Accounting Officer (Principal Accounting Officer)

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